EXHIBIT 10.6


                             FIRST AMENDMENT
                                   TO
                    UNITED VIDEO SATELLITE GROUP, INC.
                          EQUITY INCENTIVE PLAN


     This amendment to the United Video Satellite Group, Inc. Equity Incentive Plan (the "Plan") is effective as of May 14, 1997.


                                RECITALS

     1. As of November 16, 1993, United Video Satellite Group, Inc., a Delaware corporation (the "Company") adopted the Plan.
          Article XIV of the Plan provides that the Board of Directors of the Company may amend the Plan from time to time.

     2. Pursuant to the power and right reserved under the Plan, the Board of Directors of the Company hereby amends the Plan, effective as of May 14, 1997, unless otherwise indicated, as set forth below.


                              AMENDMENTS

     1. Section 2.1(a) is hereby amended in its entirety to provide as follows:

          "(a) 'Affiliated Corporation' means any corporation or other entity (including but not limited to a partnership) that is affiliated with United Video Satellite Group, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of sections 414(b) and (c) of the Code, together with any parent or subsidiary of the Company as defined in section 424 of the Code."

     2. Section 2.1(e) is hereby amended by the addition thereto, immediately following the first sentence, of the following:

          "The Board may appoint more than one committee to perform specific responsibilities under the Plan, including the grant of Awards to specific groups of employees, and the reference herein to the Compensation Committee shall mean any such committee."

     3. Effective as of January 1, 1997, section 4.2 is hereby amended in its entirety to provide as follows:

          "Any shares of Stock that are subject to an option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than 4,000,000 shares of Stock may be awarded pursuant to Incentive Options."

     4. Article VI is hereby amended by the addition thereto, at the end, of the following:

          "Notwithstanding any other provision of this Plan, the maximum number of shares of Stock that may be issued to any one Participant during the term of this Plan pursuant to all Awards shall be 800,000 shares of Stock, provided, however, that Options issued under this Plan as substitution or replacement options pursuant to a reorganization shall not be counted against such limit, and provided further, that the 800,000 share limit shall be adjusted as provided in Articles IV and V to reflect any transaction described therein."

     5. Section 7.2(a) is hereby amended by deleting therefrom the second sentence.

     6. The last sentence of Section 9.4 is hereby amended in its entirety to provide as follows:

          "The amount payable to a Participant upon exercise of a Stock Appreciation Right shall be paid either by company check, by issuing shares of Stock to the Participant with a Fair Market Value (determined as of the date of exercise of the Stock Appreciation Right) equal to the amount payable to the Participant, or a combination thereof, as determined by the Committee in its sole discretion, within the time period specified in Section 9.3."

     7. Article X is hereby amended by the addition thereto, after the end of the first sentence, of the following:

          "The Compensation Committee may also, in its sole discretion, grant shares of Stock under this Plan as payment for all or any portion of other incentive compensation arrangements for employees of the Company."



     IN WITNESS WHEREOF, this First Amendment has been executed this 17th day of April, 1997 to be effective as of May 14, 1997.




ATTEST:                             UNITED VIDEO SATELLITE GROUP, INC.




 /s/ Charles Butler Ammann          By:    /s/ Peter C. Boylan III
----------------------------            -----------------------------
Charles Butler Ammann                   Peter C. Boylan III